EXECUTION VERSION

Dated January 7, 2016

CGG AND THE GUARANTORS NAMED HEREIN

6.875% SENIOR NOTES DUE 2022

SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON

TRUSTEE

Ref: L-237418

Linklaters LLP

This SUPPLEMENTAL INDENTURE, dated as of January 7, 2016, is among CGG S.A., a société anonyme incorporated in France and registered at the Paris commercial register under number 969 202 241 (the “Company”), CGG HOLDING I (UK) LIMITED, a UK corporation, and CGG HOLDING II (UK) LIMITED, a UK corporation (together, the “Additional Guarantors”) and The Bank of New York Mellon, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of May 1, 2014, as amended by a Supplemental Indenture dated June 24, 2014 (the “Indenture”), pursuant to which the Company has originally issued $500,000,000 in principal amount of 6.875% Senior Notes due 2022 (the “Notes”); and

WHEREAS, Section 9.01(f) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee (a “Subsidiary Guarantee”) to comply with Section 10.02 thereof without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of each Additional Guarantor and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, each Additional Guarantor and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, each Additional Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, each Additional Guarantor and the Trustee.

ARTICLE 2

From this date, in accordance with Section 10.02 of the Indenture and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), each Additional Guarantor whose signature appears below is subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

1

The Company and each Additional Guarantor each represent and warrant to the Trustee that the Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

The Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution (by any party other than the Trustee) or sufficiency of this Supplemental Indenture and makes no representation with respect thereto.

SECTION 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

CGG S.A.

By:	/s/ Stephane-Paul FRYDMAN
	Name:	Stephane-Paul FRYDMAN
	Title:	Corporate Officer and Chief Financial Officer

Supplemental Indenture 6.875% Senior Notes due 2022 Signature Page

CGG HOLDING I (UK) LIMITED

By:	/s/ S. Boast
	Name:	S. Boast
	Title:	Director

Supplemental Indenture 6.875% Senior Notes due 2022 Signature Page

CGG HOLDING II (UK) LIMITED

By:	/s/ S. Boast
Name: S. Boast
Title: Director

Supplemental Indenture 6.875% Senior Notes due 2022 Signature Page

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

Supplemental Indenture 6.875% Senior Notes due 2022 Signature Page